Exhibit 4.1

US$521,178,225 ADDITIONAL FACILITY ACCESSION AGREEMENT

To:	Toronto Dominion (Texas) LLC as Facility Agent and TD Bank Europe Limited as Security Agent

From:	The banks and financial institutions listed in Schedule 1 to this Agreement (the Additional Facility P Lenders)

Date: 9 September 2008

UPC Broadband Holding B.V. (formerly known as UPC Distribution Holding B.V) - €1,072,000,000 Term Credit Agreement dated 16 January 2004 as amended from time to time (the Credit Agreement)

1.	In this Agreement:

Additional Facility I Lender means each of the lenders under Facility I.

Facility I means the €500,000,000 term loan facility made available under the Additional Facility Accession Agreement dated 9 March 2005.

Facility P means the US$521,178,225 term loan facility made available under this Agreement.

Facility P Advance means the US$ denominated advance made to UPC Financing by the Additional Facility P Lenders under Facility P.

Facility P Commitment means, in relation to an Additional Facility P Lender, the amount in US$ set opposite its name under the heading “Facility P Commitment” in Schedule 1 to the counterpart of this Agreement executed by that Additional Facility P Lender, to the extent not cancelled, transferred, or reduced under the Credit Agreement.

LGI Facility means the US$215,000,000 senior revolving facility agreement dated 25 June 2007 between, among others, Liberty Global, Inc. as borrower, and BNP Paribas S.A. as facility agent.

Majority Facility P Lenders means Additional Facility P Lenders the aggregate of whose Facility P Commitments exceeds 66 2/3 per cent. of the aggregate of Facility P Commitments of all Additional Facility P Lenders.

2.	Unless otherwise defined in this Agreement, terms defined in the Credit Agreement shall have the same meaning in this Agreement and a reference to a Clause is a reference to a Clause of the Credit Agreement. The principles of construction set out in Clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement.

3.	We refer to Clause 2.2 (Additional Facilities) of the Credit Agreement.

4.

This Agreement will take effect on the date on which the Facility Agent notifies UPC Broadband and the Additional Facility P Lenders that it has received the documents and evidence set out in Schedule 2 to this Agreement, in each case in form and substance satisfactory to it or, as the case may be, the requirement to provide any of such documents or evidence has been waived by the Majority Facility P Lenders and (i) in the case of the evidence specified at (b) of paragraph 4 (Other documents)

of Schedule 2, by all the Facility P Lenders that are also lenders under the LGI Facility at the date of this Agreement; and (ii) in the case of the evidence specified at (c) of paragraph 4 (Other documents) of Schedule 2, by all the Facility P Lenders that are also lenders under Facility I at the date of this Agreement (the Effective Date).

5.	We, the Additional Facility P Lenders, agree:

(a)	to become party to and to be bound by the terms of the Credit Agreement as Lenders in accordance with Clause 2.2 (Additional Facilities) of the Credit Agreement; and

(b)	to become party to the Security Deed as Lenders and to observe, perform and be bound by the terms and provisions of the Security Deed in the capacity of Lenders in accordance with Clause 9.3 (Transfers by Lenders) of the Security Deed.

6.	The Additional Facility Commitment in relation to an Additional Facility P Lender (for the purpose of the definition of Additional Facility Commitment in Clause 1.1 (Definitions) of the Credit Agreement) is its Facility P Commitment.

7.	Any interest due in relation to Facility P will be payable on the last day of each Interest Period in accordance with Clause 8 (Interest) of the Credit Agreement.

8.	(a) The Availability Period in relation to Facility P is the period from and including the date of this Agreement up to and including the earlier of:

(i)	the date of the Facility P Advance; and

(ii)	the date falling 15 Business Days after the date of this Agreement,

or such other date as all the Additional Facility P Lenders may agree at their discretion.

(b)	Facility P may be drawn by one Advance and no more than one Request may be made in respect of Facility P under the Credit Agreement.

9.	The Facility P Advance will be used for general corporate purposes and working capital purposes, including the repayment or prepayment of existing indebtedness.

10.	The Final Maturity Date in respect of this Facility P is 2 September 2013.

11.	The outstanding Facility P Advance will be repaid in full on the Final Maturity Date.

12.	The Margin in relation to Facility P is 2.75 per cent. per annum.

13.	The Borrower in relation to Facility P is UPC Financing.

14.	Each of UPC Broadband and UPC Financing confirms, on behalf of themselves and each other Obligor that the representations and warranties set out in Clause 15 (Representations and Warranties) of the Credit Agreement (with the exception of Clauses 15.6(a) (Consents), 15.10 (Financial condition), 15.12 (Security Interests), 15.13(b) (Litigation and insolvency proceedings), 15.15 (Tax liabilities), 15.16 (Ownership of assets), 15.18 (Works Council), 15.19 (Borrower Group Structure), 15.20 (ERISA), 15.24 (UPC Financing) and 15.25 (Dutch Banking Act)) are true and correct as if made at the Effective Date with reference to the facts and circumstances then existing, and as if each reference to the Finance Documents includes a reference to this Agreement.

15.	UPC Broadband further represents and warrants on the Effective Date that the execution and delivery by it of this Agreement and the performance of the transactions contemplated by this Agreement will not violate any agreement or instrument to which UPC Holding is a party or binding upon UPC Holding or any member of the Borrower Group or any assets of UPC Holding or any member of the Borrower Group’s assets, where such violation would or is reasonably likely to have a Material Adverse Effect.

16.	We confirm to each Finance Party that:

(a)	we have made our own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and have not relied on any information provided to us by a Finance Party in connection with any Finance Document; and

(b)	we will continue to make our own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Additional Facility Commitment is in force.

17.	The Facility Office and address for notices of each Additional Facility P Lender for the purposes of Clause 32.2 (Addresses for notices) of the Credit Agreement will be that notified by each Additional Facility P Lender to the Facility Agent.

18.	This Agreement is governed by English law.

19.	This Agreement may be executed in any number of counterparts and, in the case of each Additional Facility P Lender, each Additional Facility P Lender’s counterpart will, only contain the details of that Additional Facility P Lender, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. All such counterparts shall be read together as one agreement.

SCHEDULE 1

ADDITIONAL FACILITY P LENDERS AND COMMITMENTS

Additional Facility P Lender	Facility P Commitment
Bank of America, N.A	35,197,543
Bank of Scotland	12,769,555
Barclays Bank PLC	1,933,375
BNP Paribas Belgium Branch	55,000,000
Calyon Paris	54,218,615
Citibank NA	22,844,851
Credit Suisse, London Branch	9,700,000
Deutsche Bank AG, London Branch	23,693,650
Export Development Canada	3,093,400
Fortis Bank (Nederland) N.V.	26,520,363
Harbourmaster Pro-rata CLO 2 B.V.	4,253,425
HSBC Bank plc	34,363,971
ING Bank N.V.	37,209,398
JPMorgan Chase Bank, N.A.	25,008,933
KBC Finance Ireland	1,160,025
Lehman Commercial Paper Inc.	9,700,000
Merrill Lynch Commercial Finance Corporation	9,700,000
Morgan Stanley Senior Funding, Inc.	9,700,000
Natixis	3,866,750
Sumitomo Mitsui Banking Corporation	15,467,000
The Royal Bank of Scotland plc	71,524,892
Toronto Dominion (Texas) LLC	28,866,750
UBS Limited	15,685,729
WestLB AG, London Branch	9,700,000

Total	521,178,225

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

1.	Constitutional Documents

(a)	A copy of the constitutional documents of each Obligor (other than UPC Financing) and the partnership agreement of UPC Financing or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(b)	An extract of the registration of each Obligor established in the Netherlands in the trade register of the Dutch Chamber of Commerce.

2.	Authorisations

(a)	A copy of a resolution of the board of managing and, to the extent applicable, board of supervisory directors (or equivalent) and, to the extent that a shareholders’ resolution is required, a copy of the shareholders’ resolution of each Obligor:

(i)	approving the terms of and the transactions contemplated by this Agreement and (in the case of UPC Broadband and UPC Financing) resolving that it execute the same (and, in the case of the Guarantors and the Charging Entities (as defined in the Security Deed) resolving that it execute the confirmation described at paragraph 4(a) below; and

(ii)	(in the case of UPC Broadband and UPC Financing) authorising the issuance of a power of attorney to a specified person or persons to execute this Agreement on its behalf and (in the case of the Guarantors and the Charging Entities (as defined in the Security Deed)) authorising the issuance of a power of attorney to a specified person or persons to execute the confirmation described in paragraph 4(a) below.

(b)	A specimen of the signature of each person authorised pursuant to its constitutional documents or to the power of attorney referred to in paragraph (a) above to sign this Agreement or the confirmation described in paragraph 4(a) below (as appropriate).

(c)	A certificate of an authorised signatory of UPC Broadband and UPC Financing certifying that each copy document specified in this Schedule and supplied by UPC Broadband or UPC Financing (as the case may be) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(d)	A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified UPC Broadband is necessary in connection with the entry into and performance of, and the transactions contemplated by, this Agreement or for the validity and enforceability of this Agreement.

3.	Legal opinions

(a)	A legal opinion of Allen & Overy LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties.

(b)	A legal opinion of Allen & Overy LLP, Dutch legal advisers to the Facility Agent, addressed to the Finance Parties.

(c)	A legal opinion of Allen & Overy LLP, New York legal advisers to the Facility Agent, addressed to the Finance Parties.

4.	Other documents

(a)	Confirmation (in writing) from (i) each of the Guarantors that its obligations under Clause 14 (Guarantee) of the Credit Agreement and (ii) each of the Charging Entities (as defined in the Security Deed) that the Security Interests granted to the Beneficiaries pursuant to the Security Documents and its obligations under the Finance Documents, shall continue unaffected and that such obligations extend to the Total Commitments as increased by the addition of Facility P and that such obligations shall be owed to each Finance Party including the Additional Facility P Lenders.

(b)	Evidence that the LGI Facility will be permanently prepaid and cancelled in full on or by the date of the Facility P Advance.

(c)	In respect of each Additional Facility P Lender that is also an Additional Facility I Lender, a Novation Certificate transferring each such lender’s undrawn Facility I commitment to Liberty Global Europe BV, duly executed by each party thereto.

SIGNATORIES

TORONTO DOMINION (TEXAS) LLC as Facility Agent

By:	Authorized Signatory

TD BANK EUROPE LIMITED as Security Agent

By:	Authorized Signatory

UPC BROADBAND HOLDING B.V.

By:	Authorized Signatory

By:	Authorized Signatory

UPC FINANCING PARTNERSHIP

By:	Authorized Signatory

By:	Authorized Signatory

FACILITY P LENDERS
BANK OF AMERICA, N.A.

By:	Authorized Signatory

BANK OF SCOTLAND

By:	Authorized Signatory

BARCLAYS BANK PLC

By:	Authorized Signatory

BNP PARIBAS BELGIUM BRANCH

By:	Authorized Signatory

CALYON PARIS

By:	Authorized Signatory

CITIBANK N.A.

By:	Authorized Signatory

CREDIT SUISSE, LONDON BRANCH

By:	Authorized Signatory

DEUTSCHE BANK AG, LONDON

By:	Authorized Signatory

EXPORT DEVELOPMENT CANADA

By:	Authorized Signatory

FORTIS BANK (NEDERLAND) N.V.

By:	Authorized Signatory

HARBOURMASTER CAPITAL MANAGEMENT LIMITED

By:	Authorized Signatory

HSBC BANK PLC

By:	Authorized Signatory
Mark Leahy
Director – Telecoms and Media

ING BANK N.V.

By:	Authorized Signatory

JPMORGAN CHASE BANK, N.A.

By:	Authorized Signatory

KBC FINANCE IRELAND

By:	Authorized Signatory

LEHMAN COMMERCIAL PAPER INC.

By:	Authorized Signatory

MERRILL LYNCH COMMERCIAL FINANCE CORPORATION

By:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC.

By:	Authorized Signatory

NATIXIS

By:	Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION

By:	Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC

By:	Authorized Signatory

TORONTO DOMINION (TEXAS) LLC

By:	Authorized Signatory

UBS LIMITED

By:	Authorized Signatory

WESTLB AG, LONDON BRANCH

By:	Authorized Signatory